Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Third Quarter 2014 Results

•	Q3 2014 GAAP Revenue of $663 Million, Non-GAAP Revenue of $704 Million

•	Q3 2014 GAAP Earnings Per Share of $0.20, Non-GAAP Earnings Per Share of $0.30

SAN JOSE, Calif., October 29, 2014 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fiscal 2014 third quarter.

($ Millions, except percentages and per-share data)	3rd Quarter 2014	2nd Quarter 2014	3rd Quarter 2013
GAAP revenue	$662.7	$507.9	$657.1
GAAP gross margin	16.4%	18.5%	29.4%
GAAP net income	$32.0	$14.1	$108.4
GAAP net income per diluted share	$0.20	$0.09	$0.73
Non-GAAP revenue[1]	$704.2	$621.1	$619.5
Non-GAAP gross margin[1]	16.7%	19.5%	19.1%
Non-GAAP net income[1]	$46.4	$43.9	$58.8
Non-GAAP net income per diluted share[1]	$0.30	$0.28	$0.44

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“Our third-quarter results reflect another strong quarter of execution, driven by significant demand for both distributed generation and power plant systems,” said Tom Werner, SunPower president and CEO. “Solar power is increasingly competitive with traditional energy sources in a number of markets, and we are well positioned to capitalize on this large opportunity by virtue of our industry-leading technology, competitive cost structure, substantial project pipeline, and ongoing manufacturing capacity expansion.

“Regionally, North America was once again the biggest contributor. Construction of the 579-megawatt (MW) ac Solar Star Projects for MidAmerican Solar is on plan with 309-MW now connected to the grid. Construction of our 135-MW Quinto project is proceeding and we recently closed financing for the project, consistent with our holdco strategy. We also continue to see strong demand in the commercial sector as we booked more than 20-MW of power purchase agreements (PPA); including a 16-MW ground mounted solar project for the University of California at Davis. When complete, our UC Davis system will be the largest solar power plant on any U.S. university or college campus. These commercial system PPAs are also structured in a way that is consistent with our holdco strategy. We also added both new and repeat cash customers to our commercial backlog including a 10-MW expansion agreement with Verizon. In the residential channel, third quarter bookings were up more than 50 percent sequentially as customers continued to choose SunPower for their solutions to take advantage of our quality, performance and flexible financing options.

“In EMEA, we saw stable pricing against the backdrop of an evolving distributed generation market environment and continue to adapt our go-to-market plans accordingly. In the power plant channel, we were awarded a four project, 41-MW supply agreement for Compagnie du Vent, a subsidiary of French utility GDF SUEZ in connection with the recent French national tender program. With this supply agreement and our booked power plant projects, including the construction start of our 85-MW project in South Africa this quarter, we are confident in achieving our goals for this region,” continued Werner.

“Japan remained the key driver of our Asia Pacific business, accounting for 28 percent of total shipments in the third quarter. The very strong demand we see from Japan is a testament to the competitive advantage of our high efficiency technology in area-constrained sites and rooftops. In China, we continued to expand our activities through our SunPower® C7 Tracker (C7) joint venture and expect to install more than 30-MW of C7 power plant systems by the end of the year. With strong positions in both Japan and China, we expect Asia Pacific to continue to be a major market for SunPower going forward.

“Finally, on the operations side, we achieved a major milestone during the quarter as we produced our one billionth solar cell, representing a cumulative output of more than three gigawatts. We also continued to improve and scale our industry-leading solar panel technology. With the ramp of our next generation solar cell technology in Fab 4 starting next year, we expect to further reduce our competitive cost structure while adding capacity to meet the increasing demand for our high efficiency solar systems,” Werner concluded.

“Strong execution enabled us to meet or exceed our financial targets for the quarter as we continued to see increased demand for our technology across all markets,” said Chuck Boynton, SunPower CFO. “We exited the third quarter with total liquidity of $1.2 billion while successfully managing our working capital as inventory declined 15 percent sequentially. With our strong balance sheet, we have the resources needed to continue to strategically develop our holdco project portfolio while funding the ramp of Fab 4. We remain committed to optimizing our cash flow and further investing in our next generation research and development.”

Third-quarter fiscal 2014 non-GAAP results include net adjustments that, in the aggregate, increase net income by $14.4 million, including a ($0.7) million gross margin adjustment related to the timing of revenue recognition from utility and power plant projects, $13.7 million in stock-based compensation expense, $5.5 million in non-cash interest expense, $6.1 million of other adjustments and ($10.2) million in tax effect.

Fourth Quarter 2014 Financial Outlook
The company’s fourth quarter 2014 consolidated non-GAAP guidance is as follows: revenue of $575 million to $625 million, gross margin of 19 percent to 21 percent, net income per diluted share of $0.15 to $0.30 and megawatts recognized in the range of 300 megawatts to 340 megawatts. On a GAAP basis, the company expects revenue of $675 million to $725 million, gross margin of 22 percent to 24 percent and net income per diluted share of $0.20 to $0.35.

For fiscal year 2014, the company’s expectations are as follows: non-GAAP revenue of $2.58 billion to $2.63 billion, gross margin of 19 percent to 20 percent, net income per diluted share of $1.25 to $1.40, capital expenditures of $150 million to $170 million and gigawatts recognized in the range of 1.26 gigawatts to 1.3 gigawatts. On a GAAP basis, the company expects revenue of $2.535 billion to $2.585 billion, gross margin of 20 percent to 21 percent and net income per diluted share of $0.95 to $1.10.

Fourth quarter and fiscal year 2014 GAAP guidance excludes a potential timing benefit of approximately $450 million in revenue and $0.90 in earnings per share related to the real estate accounting treatment of our 579-MW Solar Star projects. This benefit may occur in the fourth quarter but was not included in the company’s current fourth quarter GAAP guidance due to the timing uncertainty of this benefit.

SunPower will provide the company’s fiscal year 2015 outlook at its Analyst Day to be held on November 13, 2014 in New York City starting at 10:00 a.m. Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company’s website prior to the commencement of the event. To listen to the webcast, investors are encouraged to visit the company’s Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm to register.

The company will host a conference call for investors this morning to discuss its third-quarter 2014 performance at 5:30 a.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third-quarter 2014 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower Corp.
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity, including our Fab 4 ramp up; (b) anticipated construction timelines and milestones for our major projects; (c) growing demand in our North America commercial business as well as in residential leasing, and financing arrangements and capacity relating to our residential lease program; (d) financing strategies for our solar power systems, including any holdco strategies; (e) growing demand in Asia, particularly in Japan; (f) our growing international project pipeline; (g) expansion of our joint venture initiatives in China; (h) our efforts to reduce panel manufacturing costs and improve our competitive cos structure; (i) our positioning for long-term profitability; (j) strategically managing cash; (k) guidance for the fourth fiscal quarter of 2014, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net income per diluted share; (l) guidance for fiscal year 2014, including non-GAAP revenue, gross margin, net income per diluted share and GW recognized and GAAP revenue, gross margin and net income per diluted share; (m) reducing operating expenses; (n) generating free cash flow; (o) additional leasing capacity; and (p) optimization of our cost and capital structure. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Solar Star projects; (7) the success of our ongoing research and development efforts and commercialization of new products and services; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; and (10) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sept. 28, 2014	Dec. 29, 2013
Assets
Current assets:
Cash and cash equivalents	$922,729	$762,511
Restricted cash and cash equivalents, current portion	17,156	13,926
Accounts receivable, net	520,166	360,594
Costs and estimated earnings in excess of billings	46,256	31,787
Inventories	195,342	245,575
Advances to suppliers, current portion	87,837	58,619
Project assets - plants and land, current portion	25,244	69,196
Prepaid expenses and other current assets	795,119	646,270
Total current assets	2,609,849	2,188,478

Restricted cash and cash equivalents, net of current portion	23,894	17,573
Restricted long-term marketable securities	7,182	8,892
Property, plant and equipment, net	538,321	533,387
Solar power systems leased and to be leased, net	361,727	345,504
Project assets - plants and land, net of current portion	67,152	6,411
Advances to suppliers, net of current portion	314,054	324,695
Long-term financing receivables, net	252,382	175,273
Other long-term assets	233,977	298,477
Total assets	$4,408,538	$3,898,690

Liabilities and Equity
Current liabilities:
Accounts payable	$440,613	$443,969
Accrued liabilities	352,724	358,157
Billings in excess of costs and estimated earnings	349,090	308,650
Short-term debt	17,728	56,912
Convertible debt, current portion	240,213	455,889
Customer advances, current portion	37,274	36,883
Total current liabilities	1,437,642	1,660,460

Long-term debt	149,848	93,095
Convertible debt, net of current portion	700,079	300,079
Customer advances, net of current portion	153,493	167,282
Other long-term liabilities	520,116	523,991
Total liabilities	2,961,178	2,744,907

Redeemable noncontrolling interests in subsidiaries	28,588	—

Equity:
Preferred stock	—	—
Common stock	131	122
Additional paid-in capital	2,197,790	1,980,778
Accumulated deficit	(695,313)	(806,492)
Accumulated other comprehensive loss	(5,752)	(4,318)
Treasury stock, at cost	(109,937)	(53,937)
Total stockholders' equity	1,386,919	1,116,153
Noncontrolling interests in subsidiaries	31,853	37,630
Total equity	1,418,772	1,153,783
Total liabilities and equity	$4,408,538	$3,898,690

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
Revenue:
AMERICAS	$517,799	$333,048	$442,091	$1,321,870	$1,293,822
EMEA	44,633	64,709	120,712	235,600	296,374
APAC	100,302	110,114	94,317	305,557	278,873
Total revenue	662,734	507,871	657,120	1,863,027	1,869,069
Cost of revenue:
AMERICAS	414,615	257,781	306,024	1,022,709	1,008,044
EMEA	46,029	54,653	100,605	200,123	289,495
APAC	93,576	101,292	57,261	274,547	211,126
Total cost of revenue	554,220	413,726	463,890	1,497,379	1,508,665
Gross margin	108,514	94,145	193,230	365,648	360,404
Operating expenses:
Research and development	17,291	16,581	14,903	50,618	41,108
Selling, general and administrative	68,394	71,499	63,229	213,821	195,356
Restructuring charges	188	(717)	1,114	(990)	1,705
Total operating expenses	85,873	87,363	79,246	263,449	238,169
Operating income	22,641	6,782	113,984	102,199	122,235
Other expense, net	(15,366)	(15,718)	(32,762)	(48,989)	(91,898)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	7,275	(8,936)	81,222	53,210	30,337
Benefit from (provision for) income taxes	8,320	8,168	4,575	2,868	(2,920)
Equity in earnings of unconsolidated investees	1,689	1,936	1,585	5,408	2,261
Net income	17,284	1,168	87,382	61,486	29,678
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	14,749	12,934	21,004	49,693	43,577
Net income attributable to stockholders	$32,033	$14,102	$108,386	$111,179	$73,255

Net income per share attributable to stockholders:
- Basic	$0.24	$0.11	$0.89	$0.87	$0.61
- Diluted	$0.20	$0.09	$0.73	$0.72	$0.55
Weighted-average shares:
- Basic	131,204	129,747	121,314	127,716	120,604
- Diluted	167,117	156,333	153,876	158,962	134,859

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013

Cash flows from operating activities:
Net income	$17,284	$1,168	$87,382	$61,486	$29,678
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	25,727	24,026	24,764	75,124	73,124
Stock-based compensation	13,725	13,348	12,082	41,940	31,103
Non-cash interest expense	5,499	5,322	12,311	15,991	36,382
Equity in earnings of unconsolidated investees	(1,689)	(1,936)	(1,585)	(5,408)	(2,261)
Deferred income taxes and other tax liabilities	(5,327)	(14,551)	(4,830)	(1,893)	2,317
Gain on contract termination	—	—	(51,988)	—	(51,988)
Other, net	(23)	39	1,050	25	3,212
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(56,025)	(83,483)	61,063	(45,934)	(46,391)
Costs and estimated earnings in excess of billings	(14,393)	(14,085)	(1,246)	(14,469)	(6,168)
Inventories	21,884	(2,067)	(65,253)	23,860	(38,543)
Project assets	(31,670)	(24,159)	(10,820)	(33,338)	(42,113)
Prepaid expenses and other assets	(90,153)	(45,204)	15,628	(147,351)	119,790
Long-term financing receivables, net	(22,263)	(22,513)	(21,943)	(77,109)	(71,435)
Advances to suppliers	(6,097)	(5,218)	(5,930)	(18,578)	(13,735)
Accounts payable and other accrued liabilities	16,837	(15,241)	65,077	(15,376)	106,769
Billings in excess of costs and estimated earnings	100,020	57,429	(81,600)	40,440	27,779
Customer advances	(5,754)	(4,918)	(5,293)	(13,399)	(27,967)
Net cash provided by (used in) operating activities	(32,418)	(132,043)	28,869	(113,989)	129,553
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	(203)	(7,054)	(2,882)	(9,550)	14,944
Purchases of property, plant and equipment	(25,190)	(11,518)	(5,579)	(45,508)	(25,460)
Cash paid for solar power systems, leased and to be leased	(10,622)	(9,948)	(18,544)	(35,559)	(83,619)
Cash paid for solar systems	(4,917)	—	—	(4,917)	—
Proceeds from sales or maturities of marketable securities	—	1,380	100,947	1,380	100,947
Proceeds from sale of equipment to third-party	—	—	628	—	645
Purchases of marketable securities	—	(30)	—	(30)	(99,928)
Cash paid for acquisitions, net of cash acquired	(1,000)	(5,894)	—	(6,894)	—
Cash paid for investments in unconsolidated investees	—	—	—	(5,013)	(1,411)
Net cash provided by (used in) investing activities	(41,932)	(33,064)	74,570	(106,091)	(93,882)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	395,275	—	395,275	296,283
Cash paid for repurchase of convertible debt	(51)	(42,101)	—	(42,153)	—
Proceeds from settlement of 4.75% Bond Hedge	—	—	—	68,842	—
Payments to settle 4.75% Warrants	—	—	—	(81,077)	—
Proceeds from settlement of 4.50% Bond Hedge	4	110	—	114	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	1,426	34,306	—	74,840	—
Proceeds from issuance of project loans, net of issuance costs	—	—	11,610	—	68,225
Assumption of project loan by customer	—	—	—	(40,672)	—
Proceeds from residential lease financing	—	—	26,817	—	83,365
Repayment of residential lease financing	—	(8,473)	—	(15,686)	—
Proceeds from sale-leaseback financing	6,893	—	—	23,578	40,757
Repayment of sale-leaseback financing	(581)	—	—	(1,360)	(5,124)
Contributions from noncontrolling interests and redeemable noncontrolling interests	22,534	22,226	29,535	75,312	73,401
Distributions to noncontrolling interests and redeemable noncontrolling interests	(1,172)	(519)	—	(2,808)	—
Proceeds from exercise of stock options	309	562	49	939	98
Purchases of stock for tax withholding obligations on vested restricted stock	(3,196)	(9,298)	(1,401)	(56,000)	(17,584)
Repayment of bank loans, project loans and other debt	(7,972)	(718)	(8,386)	(16,540)	(290,098)
Net cash provided by financing activities	18,194	391,370	58,224	382,604	249,323
Effect of exchange rate changes on cash and cash equivalents	(1,973)	(146)	1,352	(2,306)	1,094
Net increase (decrease) in cash and cash equivalents	(58,129)	226,117	163,015	160,218	286,088
Cash and cash equivalents, beginning of period	980,858	754,741	580,560	762,511	457,487
Cash and cash equivalents, end of period	$922,729	$980,858	$743,575	$922,729	$743,575

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$2,163	$2,760	$22,166	$6,419	$67,400
Costs of solar power systems, leased and to be leased, sourced from existing inventory	11,905	6,783	13,627	25,808	43,341
Costs of solar power systems, leased and to be leased, funded by liabilities	2,389	1,867	2,315	2,389	2,315
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	2,064	—	—	17,333	24,399
Property, plant and equipment acquisitions funded by liabilities	12,146	9,326	5,628	12,146	5,628
Issuance of common stock upon conversion of convertible debt	—	188,229	—	188,263	—

SUNPOWER CORPORATION
REVENUE BY SIGNIFICANT CATEGORY
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
Revenue:
Solar power products[1]	$209,864	$237,212	$223,952	$685,654	$648,235
Solar power systems[2]	402,244	224,852	378,477	1,030,851	1,083,002
Residential leases[3]	30,941	32,679	31,575	102,352	95,498
Other revenue[4]	19,685	13,128	23,116	44,170	42,334
	$662,734	$507,871	$657,120	$1,863,027	$1,869,069

[1]	Solar power products represents direct sales of panels, balance of system components, and inverters to dealers, systems integrators, and residential, commercial, and utility customers in all regions.

[2]	Solar power systems represents revenue recognized in connection with our construction and development contracts.

[3]	Residential leases represents revenue recognized on solar power systems leased to customers under our solar lease program.

[4]	Other revenue includes revenue related to our solar power services and solutions, such as post-installation systems monitoring and maintenance and commercial power purchase agreements.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to utility and power plant projects, gain on contract termination, stock-based compensation, non-cash interest expense, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP gross margin, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under International Financial Reporting Standards (IFRS). On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Gain on contract termination. During the third quarter of fiscal 2013, the company agreed to terminate a contract with one of its suppliers. As a result, the company recorded a gain associated with the non-cash forfeiture of a previously recorded advance from the supplier. As this gain is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Non-cash interest expense. The company separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, the company incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants was recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, the Company incurred non-cash interest expense associated with the amortization of the warrants. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Other. Beginning in the first quarter of fiscal 2013, the company combined amounts previously disclosed under separate captions into “Other” when such amounts no longer have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The adjustments recorded in “Other” for the third quarter of fiscal 2014 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges” and “Change in European government incentives.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
GAAP revenue	$662,734	$507,871	$657,120	$1,863,027	$1,869,069
Utility and power plant projects	41,475	113,195	(37,669)	145,961	(24,270)
Other	—	—	—	—	(672)
Non-GAAP revenue	$704,209	$621,066	$619,451	$2,008,988	$1,844,127

Adjustments to Gross margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
GAAP gross margin	$108,514	$94,145	$193,230	$365,648	$360,404
Utility and power plant projects	(721)	22,614	(26,323)	5,285	57,957
Gain on contract termination	—	—	(51,987)	—	(51,987)
Stock-based compensation expense	3,972	3,350	2,925	10,878	7,152
Non-cash interest expense	699	699	591	2,098	1,712
Other	5,220	24	42	5,244	215
Non-GAAP gross margin	$117,684	$120,832	$118,478	$389,153	$375,453

GAAP gross margin (%)	16.4%	18.5%	29.4%	19.6%	19.3%
Non-GAAP gross margin (%)	16.7%	19.5%	19.1%	19.4%	20.4%

Adjustments to Net income:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
GAAP net income attributable to stockholders	$32,033	$14,102	$108,386	$111,179	$73,255
Utility and power plant projects	(721)	22,614	(26,323)	5,285	57,957
Gain on contract termination	—	—	(51,987)	—	(51,987)
Stock-based compensation expense	13,725	13,348	12,082	41,940	31,103
Non-cash interest expense	5,499	5,323	12,311	15,992	36,382
Other	6,106	(654)	835	5,007	3,480
Tax effect	(10,199)	(10,824)	3,477	(13,706)	(1,377)
Non-GAAP net income attributable to stockholders	$46,443	$43,909	$58,781	$165,697	$148,813

Adjustments to Net income per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
Net income per diluted share
Numerator:
GAAP net income available to common stockholders[1]	$33,442	$14,653	$111,614	$113,770	$73,999
Non-GAAP net income available to common stockholders[1]	$46,994	$44,460	$58,781	$169,879	$148,813

Denominator:
GAAP weighted-average shares	167,117	156,333	153,876	158,962	134,859
Effect of dilutive securities:
0.75% debentures due 2018	—	—	(12,026)	—	(5,418)
0.875% debentures due 2018	(8,203)	—	—	(3,305)	—
4.75% debentures due 2014	—	—	(8,712)	3,347	—
Non-GAAP weighted-average shares[1]	158,914	156,333	133,138	159,004	129,441

GAAP net income per diluted share	$0.20	$0.09	$0.73	$0.72	$0.55
Non-GAAP net income per diluted share	$0.30	$0.28	$0.44	$1.07	$1.15

[1]
In accordance with the if-converted method, net income available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

Revenue by Significant Category:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 29, 2013	Sept. 28, 2014	Sept. 29, 2013
GAAP Solar power products	$209,864	$237,212	$223,952	$685,654	$648,235
Other	—	—	—	—	(672)
Non-GAAP Solar power products	$209,864	$237,212	$223,952	$685,654	$647,563
GAAP Solar power systems	$402,244	$224,852	$378,477	$1,030,851	$1,083,002
Utility and power plant projects	41,475	113,195	(37,669)	145,961	(24,270)
Non-GAAP Solar power systems	$443,719	$338,047	$340,808	$1,176,812	$1,058,732

EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 28, 2013	Sept. 28, 2014	Sept. 29, 2013
GAAP net income attributable to stockholders	$32,033	$14,102	$108,386	$111,179	$73,255
Utility and power plant projects	(721)	22,614	(26,323)	5,285	57,957
Gain on contract termination	—	—	(51,987)	—	(51,987)
Stock-based compensation expense	13,725	13,348	12,082	41,940	31,103
Non-cash interest expense	5,499	5,323	12,311	15,992	36,382
Other	6,106	(654)	835	5,007	3,480
Cash interest expense, net of interest income	11,476	11,048	16,292	37,358	44,747
Provision for (benefit from) income taxes	(8,320)	(8,168)	(4,575)	(2,868)	2,920
Depreciation	25,727	24,026	24,722	75,124	72,893
EBITDA	$85,525	$81,639	$91,743	$289,017	$270,750

Free Cash Flow:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 28, 2014	Jun. 29, 2014	Sept. 28, 2013	Sept. 28, 2014	Sept. 28, 2013
Net cash provided by (used in) operating activities	$(32,418)	$(132,043)	$28,869	$(113,989)	$129,553
Net cash provided by (used in) investing activities	(41,932)	(33,064)	74,570	(106,091)	(93,882)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	1,426	34,306	—	74,840	—
Proceeds from residential lease financing	—	—	26,817	—	83,365
Repayment of residential lease financing	—	(8,473)	—	(15,686)	—
Proceeds from sale-leaseback financing	6,893	—	—	23,578	40,757
Repayment of sale-leaseback financing	(581)	—	—	(1,360)	(5,124)
Contributions from noncontrolling interests and redeemable noncontrolling interests	22,534	22,226	29,535	75,312	73,401
Distributions to noncontrolling interests and redeemable noncontrolling interests	(1,172)	(519)	—	(2,808)	—
Free cash flow	$(45,250)	$(117,567)	$159,791	$(66,204)	$228,070

Q4 2014 GUIDANCE (in thousands except percentages and per share data)	Q4 2014	FY 2014
Revenue (GAAP)	$675,000-$725,000	$2,535,000-$2,585,000
Revenue (non-GAAP)[1]	$575,000-$625,000	$2,580,000-$2,630,000
Gross margin (GAAP)	22%-24%	20%-21%
Gross margin (non-GAAP)[2]	19%-21%	19%-20%
Net income per diluted share (GAAP)	$0.20-$0.35	$0.95-$1.10
Net income per diluted share (non-GAAP)[3]	$0.15-$0.30	$1.25-$1.40

1.	Estimated non-GAAP amounts above include a net increase (decrease) of $(100) million for Q4 2014 and $45 million for fiscal 2014 of revenue primarily related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q4 2014 include net adjustments that increase (decrease) gross margin by approximately $(40) to $(45) million related to the non-GAAP revenue adjustments that are discussed above, $3 million related to stock-based compensation expense, and $1 million related to non-cash interest expense. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) gross margin by approximately $(35) to $(40) million related to the non-GAAP revenue adjustments that are discussed above, $14 million related to stock-based compensation expense, $3 million related to non-cash interest expense, and $5 million related to other items.

3.
Estimated non-GAAP amounts above for Q4 2014 include net adjustments that increase (decrease) net income by approximately $(40) to $(45) million related to the non-GAAP revenue adjustments that are discussed above, $14 million related to stock-based compensation expense, $6 million related to non-cash interest expense, $3 million related to other items, and $11 million in tax effect. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) net income by approximately $(35) to $(40) million related to the non-GAAP revenue adjustments that are discussed above, $56 million related to stock-based compensation expense, $22 million related to non-cash interest expense, $8 million related to other items, and $(3) million in tax effect.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	September 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$517,799	$44,633	$100,302	$103,184	19.9%	$(1,396)	(3.1)%	$6,726	6.7%						$32,033
Utility and power plant projects	41,475	—	—	(721)		—		—		—	—	—	—	—	(721)
Stock-based compensation expense	—	—	—	2,310		408		1,254		2,022	7,731	—	—	—	13,725
Non-cash interest expense	—	—	—	452		60		187		6	22	—	4,772	—	5,499
Other	—	—	—	(24)		5,244		—		—	720	188	(22)	—	6,106
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,199)	(10,199)
Non-GAAP	$559,274	$44,633	$100,302	$105,201	18.8%	$4,316	9.7%	$8,167	8.1%						$46,443

	June 29, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$333,048	$64,709	$110,114	$75,267	22.6%	$10,056	15.5%	$8,822	8.0%						$14,102
Utility and power plant projects	113,195	—	—	22,614		—		—		—	—	—	—	—	22,614
Stock-based compensation expense	—	—	—	1,837		511		1,002		1,912	8,086	—	—	—	13,348
Non-cash interest expense	—	—	—	371		97		231		6	23	—	4,595	—	5,323
Other	—	—	—	24		—		—		—	1	(717)	38	—	(654)
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,824)	(10,824)
Non-GAAP	$446,243	$64,709	$110,114	$100,113	22.4%	$10,664	16.5%	$10,055	9.1%						$43,909

	September 29, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$442,091	$120,712	$94,317	$136,067	30.8%	$20,107	16.7%	$37,056	39.3%						$108,386
Utility and power plant projects	(37,669)	—	—	(26,323)		—		—		—	—	—	—	—	(26,323)
Gain on contract termination	—	—	—	(25,604)		(9,395)		(16,988)		—	—	—	—	—	(51,987)
Stock-based compensation expense	—	—	—	1,295		803		827		1,390	7,767	—	—	—	12,082
Non-cash interest expense	—	—	—	291		107		193		19	23	—	11,678	—	12,311
Other	—	—	—	42		—		—		—	(324)	1,114	3	—	835
Tax effect	—	—	—	—		—		—		—	—	—	—	3,477	3,477
Non-GAAP	$404,422	$120,712	$94,317	$85,768	21.2%	$11,622	9.6%	$21,088	22.4%						$58,781

NINE MONTHS ENDED

	September 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$1,321,870	$235,600	$305,557	$299,161	22.6%	$35,477	15.1%	$31,010	10.1%						$111,179
Utility and power plant projects	145,961	—	—	5,285		—		—		—	—	—	—	—	5,285
Stock-based compensation expense	—	—	—	6,218		1,574		3,086		5,731	25,331	—	—	—	41,940
Non-cash interest expense	—	—	—	1,244		281		573		19	68	—	13,807	—	15,992
Other	—	—	—	—		5,244		—		—	728	(990)	25	—	5,007
Tax effect	—	—	—	—		—		—		—	—	—	—	(13,706)	(13,706)
Non-GAAP	$1,467,831	$235,600	$305,557	$311,908	21.2%	$42,576	18.1%	$34,669	11.3%						$165,697

	September 29, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$1,293,822	$296,374	$278,873	$285,778	22.1%	$6,879	2.3%	$67,747	24.3%						$73,255
Utility and power plant projects	(24,270)	—	—	57,957		—		—		—	—	—	—	—	57,957
Gain on contract termination	—	—	—	(25,604)		(9,395)		(16,988)		—	—	—	—	—	(51,987)
Stock-based compensation expense	—	—	—	3,209		1,862		2,081		3,737	20,214	—	—	—	31,103
Non-cash interest expense	—	—	—	802		368		542		55	69	—	34,546	—	36,382
Other	—	—	(672)	443		186		(414)		—	1,530	1,705	30	—	3,480
Tax effect	—	—	—	—		—		—		—	—	—	—	(1,377)	(1,377)
Non-GAAP	$1,269,552	$296,374	$278,201	$322,585	25.4%	$(100)	—%	$52,968	19.0%						$148,813